CUSIP No. H9060V 101	SCHEDULE 13G	Page 10 of 10 Pages

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13G dated April 20, 2021 (the “Schedule 13G”), with respect to the Common Stock of VectivBio Holding AG is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of April 20, 2021.

OrbiMed Capital GP V LLC By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ Jonathan T. Silverstein
	Name:	Jonathan T. Silverstein
	Title:	Member of OrbiMed Advisors LLC

OrbiMed Capital GP VII LLC By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ Jonathan T. Silverstein
	Name:	Jonathan T. Silverstein
	Title:	Member of OrbiMed Advisors LLC

OrbiMed Advisors LLC

By:	/s/ Jonathan T. Silverstein
	Name:	Jonathan T. Silverstein
	Title:	Member

OrbiMed Capital LLC

By:	/s/ Jonathan T. Silverstein
	Name:	Jonathan T. Silverstein
	Title:	Member